EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Chester Valley Bancorp, Inc.:



We consent to the use of our report incorporated herein by reference and to the reference to our Firm under the heading Experts in the prospectus.

/s/ KPMG Peat Marwick LLP




December 1, 1997
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